Exhibit 99.1

B2Digital Announces Grand Opening of Newest ONE MORE Gym Location in Tuscaloosa, Alabama

TAMPA, FL, October 20, 2021 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital, Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is excited to announce the grand opening of the newest location of ONE MORE Gym, the Company’s Official B2 Training Facilities Network branded fitness facility chain, in Tuscaloosa, Alabama today.

“We are excited to bring the One More Gym brand to Tuscaloosa and let the community know that we are here and ready to provide an exceptional fitness and training facility to the public,” commented Jamie Sullivan, Vice President of Business Development for B2Digital. “We have worked hard over the past six months to cultivate the best gym experience for our members, and we are looking forward to continuing this level of enthusiasm with every new member we meet.”

The Grand Opening celebration for ONE MORE Gym in Tuscaloosa is a three-day event culminating in a Ribbon Cutting Ceremony by The Chamber of Commerce of West Alabama and a radio remote stationed at the gym today, October 20.

This event will introduce the community of Tuscaloosa to the ONE MORE Gym Brand owned and operated by B2Digital as a health club, fitness facility, and training center directly linked to the Company’s widely known B2 Fighting Series live MMA event brand. The event includes food and refreshments, a gift card raffle, free day passes, and the opportunity to get the full experience of ONE MORE Gym.

As a partnering studio with ONE MORE Gym, Cobra Brazilian Jiu Jitsu has been a pivotal addition to the gym and B2 Fighting Series circuit and facilities.

Kurtis Taylor, Owner of Cobra Brazilian Jiu Jitsu commented on ONE MORE Gym’s Grand Opening, stating, “Cobra Brazilian Jiu Jitsu is proud to have partnered with B2 Fighting Series and ONE MORE Gym. Since becoming a part of the ONE MORE Gym facility we have seen record growth and look forward to continuing to serve Tuscaloosa’s Mixed Martial Arts, Jiu Jitsu, Wrestling, Judo, Kickboxing, and fitness needs. This is a premier facility with a premier staff. Come and check us out!”

About B2Digital Inc.
B2Digital (OTC: BTDG) is the premier development league for mixed martial arts (“MMA”). The Company operates in two major branded segments: The B2 Fighting Series and The ONE More Gym Official B2 Training Facilities Network. The Company primarily derives revenues from live event ticket sales, pay-per-view ticket sales, content media marketing, and fitness facility memberships.

The Live Events segment (the B2 Fighting Series) is primarily engaged with scheduling, organizing, and producing live MMA events, marketing those events, and generating both live audience and PPV ticket sales, as well as creatively marketing the archived content generated through its operations in this segment. The Company also plans to generate additional revenues over time from endorsement deals with global brands as its audience grows. The B2 Fighting Series is licensed in 12 US states to operate LIVE MMA Fights. Most B2 Fighting Series events sell out at the gate. The Company now operates at a pace of more than 40 events per year.

The Fitness Facility segment operates primarily through the ONE More Gym Official B2 Training Facilities Network. The Company currently operates five ONE More Gym locations, with plans to continue to scale up this segment at a pace of 4-8 new locations per year. ONE More Gym locations include specialized MMA training resources and serve a recruiting function for the Company's Live Events segment.

For more information about B2Digital, visit the Company’s website at www.B2FS.com.

B2Digital has a growing social media presence. Follow us on:
Twitter: @B2digitalOTC
Facebook: https://m.facebook.com/b2digitalotc/

B2Digital: MMA’s Premier Development League
www.B2FS.com

B2 Fighting Series Pay Per View Link
www.b2mma.com

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:
information@b2fs.com

Public Relations:
Tiger Marketing & Branding Agency
info@TigerGMP.com

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